Exhibit 99.3

BUSINESS SECTION

On September 2, 2025, Mechanics Bancorp (formerly known as HomeStreet, Inc.), a Washington corporation (“Mechanics” or the “Company”), consummated the previously announced merger (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of March 28, 2025 (the “Merger Agreement”), by and among the Company, HomeStreet Bank, a Washington state-charted commercial bank and a wholly owned subsidiary of the Company (“HomeStreet Bank”), and Mechanics Bank, a California banking corporation (“Mechanics Bank”). In connection with the completion of the Merger, the Company changed its name from “HomeStreet, Inc.” to “Mechanics Bancorp” and its business became primarily the business conducted by Mechanics Bank.

Unless the context otherwise requires, references to “we,” “our,” and “us” refer, collectively, to Mechanics and its subsidiaries, including its consolidated subsidiary, Mechanics Bank, following completion of the Merger.  In some instances, we refer to Mechanics Bank prior to the effective time of the Merger as “legacy Mechanics Bank” and HomeStreet Bank prior to the effective time of the Merger as “legacy Homestreet Bank”.

Overview

Founded in 1921, Mechanics is a financial holding company and primarily operates through Mechanics Bank, a full-service community bank that was founded in 1905, with locations throughout California, Washington, the Portland, Oregon area and Hawaii.  Following the Merger of HomeStreet Bank with and into Mechanics Bank, with Mechanics Bank surviving the Merger as a wholly owned subsidiary of the Company, the assets, liabilities and operations of HomeStreet Bank became the assets, liabilities and operations of Mechanics Bank. Headquartered in Walnut Creek, California, Mechanics Bank provides personal banking, business banking, trust and estate, brokerage and wealth management products and services. Mechanics Bank’s retail banking products include a wide range of personal checking, savings and loan products (including credit card, home equity, home mortgage and secured/unsecured loans), as well as online banking and a variety of wealth management services (including trust and estate, investment management and financial planning services). Mechanics Bank’s banking products and services for businesses include business checking and savings accounts, business debit cards, online banking, cash management services, wealth management services, business credit cards, commercial real estate loans, equipment leasing and loans guaranteed by the Small Business Administration.

Legacy HomeStreet Bank, which was merged with and into Mechanics Bank and whose business is now part of the business of Mechanics Bank, was principally engaged in commercial banking, consumer banking, and real estate lending, including construction and permanent loans on commercial real estate and single-family residences. It also sold insurance products for consumer clients. It provided these financial products and services to its customers through bank branches, loan production offices, ATMs, online, mobile and telephone banking channels.

Our business strategy is to offer a full range of financial products and services to our customer base consistent with a regional bank’s offerings while providing the responsive and personalized service of a community bank. We intend to maintain our business by:
•	marketing our services directly to prospective new customers;
•	obtaining new client referrals from existing clients;
•	adding experienced relationship managers, branch managers and loan officers who may have established client relationships that we can serve;
•	cross-selling our products and services; and
•	making opportunistic acquisitions of complementary businesses and/or establishing de novo offices in select markets within and outside our existing market areas.

Legacy Mechanics Bank ceased originating auto loans in February 2023, but continued to service the portfolio through April 30, 2025. Effective May 1, 2025, Mechanics Bank entered into a servicing agreement with a third-party servicer to oversee and manage Mechanics Bank’s active portfolio of auto loans. The portfolio consisted of new and pre-owned retail automobile sales contracts purchased from both franchised and independent automobile dealerships in the United States.

Our primary sources of liquidity include deposits, loan repayments and investment securities payments, both principal and interest, borrowings, and proceeds from the sale of loans and investment securities. Borrowings may include advances from FHLB, borrowings from the Federal Reserve, federal funds purchased and borrowings from other financial institutions.

Locations

In addition to our main office, as of August 15, 2025, legacy Mechanics Bank operated 111 branch locations under the Mechanics Bank banner throughout California, including locations in the Greater San Francisco, Sacramento, Los Angeles and San Diego areas and throughout the Central Valley in California. As of August 15, 2025, legacy HomeStreet Bank operated 55 full service bank branches under the HomeStreet Bank banner in Washington, Northern and Southern California, the Portland, Oregon area and Hawaii, in addition to three primary stand-alone commercial lending centers under the HomeStreet Bank banner in Southern California, Idaho and Utah. Following the effective time of the Merger, we intend to operate all of these locations under the Mechanics Bank banner.

Loan Products

We are committed to offering competitive lending products that meet the needs of our clients, are underwritten in a prudent manner, and provide an adequate return based on their size, credit risk and interest rate risk. Our loan products include commercial business loans, single family residential mortgages, consumer loans, commercial loans secured by residential and commercial real estate, and construction loans for residential and commercial real estate development. The lending units under which these loans are offered include: Commercial Banking; Mortgage and Consumer Lending; Multifamily Lending; Commercial Real Estate (“CRE”) Lending and Residential Construction Lending and Private Banking. In addition, certain consumer loans are offered through our retail branch network.

We believe that we mitigate the risks inherent in our loan portfolio by adhering to sound underwriting practices, managed by experienced and knowledgeable credit professionals. These practices may include, among other considerations: analysis of a borrower’s prior credit history, financial statements, tax returns, cash flow projections, valuations of collateral based on reports of independent appraisers and verifications of liquid assets. Although we believe that our underwriting criteria is appropriate for the various kinds of loans we make, we may incur losses on loans that meet its underwriting criteria, and these losses may exceed the amounts set aside as reserves in our allowance for credit losses. Bank regulatory agencies, as an integral part of their examination process, and our independent auditors, as part of their audit of our critical accounting matter and controls, review our loans and allowance for credit losses. While we believe that our allowance for credit losses is adequate to cover potential losses, we cannot guarantee that future increases to the allowance for credit losses may not be required by regulators or other third-party loan review or financial audits.

Commercial Banking

Loans originated by Commercial Banking are generally supported by the cash flows generated from the business operations of the entity to which the loan is made, and, except for loans secured by owner occupied commercial real estate (“CRE”), are generally secured by non-real estate assets, such as equipment, inventories or accounts receivable. Commercial Banking is focused on developing quality full-service business banking relationships, including loans and deposits. We typically focus on commercial clients that are manufacturers, distributors, wholesalers and professional service companies. These loans are generated primarily by our relationship managers and business development officers with minimal direct marketing support.

Commercial Loans: We offer commercial term loans and commercial lines of credit to our clients. Commercial loans generally are made to businesses that have demonstrated a history of profitable operations. To qualify for such loans, prospective borrowers generally must have operating cash flow sufficient to meet their obligations as they become due, good payment histories, responsible balance sheet management and experienced management. Commercial term loans are either fixed rate or adjustable rate loans with interest rates tied to a variety of independent indices and are generally made for terms ranging from one to seven years based in part on the useful life of the asset financed. Commercial lines of credit are adjustable rate loans with interest rates usually tied to Mechanics Bank’s prime lending rate or other independent indices and are made for terms typically ranging from one to two years. These loans contain various covenants, including possible requirements that the borrower reduce its credit line borrowings to zero for specified time periods during the term of the line of credit, maintain required levels of liquidity with advances tied to periodic reviews of amounts borrowed based upon a percentage of accounts receivable, and inventory or unmonitored lines for those with significant financial strength and liquidity. Commercial loans are underwritten based on a variety of criteria, including an evaluation of the creditworthiness of the borrower and guarantors, the borrower’s ability to repay, debt service coverage ratios, historical and projected client income, borrower liquidity and credit history and the trends in income and balance sheet management. In addition, we perform stress testing for changes in interest rates and other factors and review general economic trends in the client’s industry. We typically require full recourse from the owners of the entities to which we make such loans.

Commercial Real Estate Loans - Owner Occupied: Owner occupied CRE loans are generally made to businesses that have demonstrated a history of profitable operations. To qualify for such loans, prospective borrowers generally must have operating cash flow sufficient to meet their obligations as they become due, good payment histories, proper balance sheet management of key cash flow drivers, and experienced management. Our commercial real estate loans are secured by first liens on nonresidential real property, typically office, industrial or warehouse properties. These loans generally have fixed interest rates for periods ranging from three to ten years and adjust thereafter based on an applicable indices and terms. We may also offer adjustable rate loans with interest rates tied to a variety of independent indices. These loans generally have interest rate floors, payment caps, and prepayment fees. The loans are underwritten based on a variety of criteria, including an evaluation of the creditworthiness of the borrower and guarantors, the borrower’s ability to repay, loan-to-value and debt service coverage ratios, borrower liquidity and credit history and the trends in balance sheet and income statement management. We typically require full recourse from the owners of the entities to which we make such loans.

Shared National Credits/Participation Lending: We may participate in multi-bank transactions referred to as Shared National Credits or Participations when an individual loan may be too large to be made by a single institution or an institution wants to reduce their credit exposure from a single loan. These loans are typically originated and led by other larger banks and Mechanics Bank is a participant in the transaction. The loans are sourced through relationships with originating lenders as well as through purchases of loans in the secondary market. These loans are generally made to businesses that have demonstrated a history of profitable operations. To qualify for such loans, prospective borrowers generally must have operating cash flow sufficient to meet their obligations as they become due, good payment histories, proper balance sheet management of key cash flow drivers, and experienced management. Syndicated/Participated term loans are either fixed rate or adjustable rate loans with interest rates tied to a variety of independent indices and are generally made for terms ranging from one to seven years based in part on the useful life of the asset financed. Lines of credit are adjustable rate loans with interest rates tied to a variety of independent indices and are generally made with terms from one to five years, and contain various covenants, including possible requirements that the borrower maintain liquidity requirements with advances tied to periodic reviews. These loans are underwritten independently by us based on a variety of criteria, including an evaluation of the creditworthiness of the borrower, the borrower’s ability to repay, debt service coverage ratios, historical and projected client income, borrower liquidity and credit history, and their trends in income and balance sheet management. In addition, we perform stress testing for changes in interest rates and other factors and review general economic trends in the client’s industry. Full recourse from the owners of these entities is usually not required for these loans.

Small Business Lending and SBA Lending: We provide small business lending term loans and lines of credit through our retail branch network. These products typically have a maximum loan amount of $250,000 and are generally supported by the cash flows generated from the business operations of the entity to which the loan is made.  These loans are generally secured by perfected UCC filings on the assets of the borrowing entity and typically require full recourse from the owners of the borrowing entity.  Mechanics Bank has applied for approval as a Small Business Administration (“SBA”) preferred lender. We are committed to our small business commercial lending to serve our communities and small businesses that operate in proximity to our network of retail branch locations. As these are government guaranteed programs, we are required to comply with the relevant agency’s underwriting guidelines, servicing and monitoring requirements, and terms and conditions set forth under the related programs standard operating procedures. SBA loans generally follow our underwriting guidelines established for non-SBA commercial and industrial loans and meet the criteria set forth by the SBA.

Mortgage and Consumer Lending

Loans originated by Mortgage and Consumer Lending are generally supported by cash flows of the borrower and are secured by one to four unit residential properties. Mortgage and Consumer Lending loans are originated for sale or to be held for investment. We also make construction loans to qualified borrowers, which upon completion of the construction phase convert to long-term Mortgage and Consumer Lending loans that are eligible for sale in the secondary market. Home equity loans (“HELOCs”) are originated to be held for investment. In addition to leads generated by our loan officers, we utilize referrals from our Enterprise referral sources to generate leads. We do not originate loans defined as high cost by state or federal banking regulators.

Mortgage and Consumer Lending Loans Originated for Sale: These loans are generally underwritten and documented in accordance with the guidelines established by the Federal Home Loan Mortgage Corporation (“Freddie Mac” or “FHLMC”) and the Federal National Mortgage Association (“Fannie Mae” or “FNMA”). These loans are delivered/sold into securities issued by either Fannie Mae or Freddie Mac. Government insured loans are underwritten and documented in accordance with the guidelines established by the Department of Housing and Urban Development (“HUD”) and the Department of Veterans Affairs (“VA”). These loans are delivered/sold into securities issued by the Government National Mortgage Association (“Ginnie Mae” or “GNMA”). We also participate in correspondent and broker relationships under which we originate and sell loans to other financial institutions in compliance with their underwriting guidelines. As part of these guidelines, we underwrite these loans based on a variety of criteria, including an evaluation of the creditworthiness of the borrower, the borrower’s ability to repay, loan-to-value and debt-to-income ratios, borrower liquidity, income verification and credit history. Our loan-to-value limits are generally up to 80% of the lesser of the appraised value or purchase price of the property. We offer both fixed and adjustable rate loans. The majority of our fixed rate loans have terms of 15 or 30 years. Our adjustable rate loans are typically amortized over a 30-year period with fixed rate periods ranging between three to ten years and adjust thereafter based on the applicable index and terms. Adjustable rate loans generally have interest rate floors and caps. Mortgage and Consumer Lending loans are generally sold servicing retained.

Mortgage and Consumer Lending Loans Held for Investment: These loans take the form of Conforming and Non-conforming loans collateralized by real properties located in our market areas. These loans have fixed or adjustable rates with initial fixed rate periods ranging from three to ten years and a term not exceeding 30 years. These loans generally have interest rate floors and caps. The loans are underwritten based on a variety of criteria, including an evaluation of the creditworthiness of the borrower, the borrower’s ability to repay, loan-to-value and debt-to-income ratios, borrower liquidity, income verification and credit history.

Home Equity Lines of Credit: HELOCs are secured by first or second liens on residential properties and are structured as revolving lines of credit whereby the borrower can draw upon and repay the loan at any time. These loans have adjustable rates with interest rates tied to a variety of independent indices, with interest rate floors and caps and with terms of up to ten years. We underwrite these loans based on a variety of criteria, including an evaluation of the creditworthiness of the borrower, the borrower’s ability to repay, loan-to-value and debt-to-income ratios, borrower liquidity, income verification and credit history.

Cash Surrender Value of Life Insurance (“CSVLI”) Lending: Credit facilities secured by CSVLI are structured as lines of credit and originated through a program partnership with a third-party lender.  Line limits are primarily based on the underlying collateral.  The lines are renewable annually and priced at promotional fixed rates or variable rates based on prime.

CRE Lending

Loans originated by CRE Lending are supported by the underlying cash flow from operations of the related real estate collateral for loans except for construction related loans. The loans originated by CRE Lending consist of multifamily, non-owner occupied CRE and CRE construction loans, including bridge loans. The business is primarily sourced through our loan officers’ relationships and through brokers with little direct marketing support.

CRE Residential Mortgage Loans – Multifamily: We make multifamily residential mortgage loans for terms up to 15 years, but offer 30 year amortization for five or greater unit properties. These loans generally have fixed interest rates for periods ranging from three to ten years and adjust thereafter based on an applicable indices and terms. We may also offer adjustable rates with interest rates tied to a variety of independent indices. These loans generally have interest rate floors, payment caps, and prepayment fees. The loans are underwritten based on a variety of criteria, including an evaluation of the subject real estate collateral cash flow, the creditworthiness of the borrower and guarantors, the borrower’s ability to repay, loan-to-value and debt service coverage ratios, borrower liquidity and credit history. In addition, we perform stress testing for changes in interest rates, capitalization rates and other factors and review general economic trends such as rental rates, market values and vacancy rates. We typically require full or limited recourse from the owners of the entities to which we make such loans. Our multifamily real estate loans originated under our Fannie Mae DUS© lender service authorization are sold to or securitized by Fannie Mae after origination, with the Company generally retaining the servicing rights. We may sell multifamily loans to other financial institutions, usually servicing released.

CRE Loans – Non-owner Occupied: Our commercial real estate loans are secured by first liens on nonresidential real property with terms typically up to ten years. We typically focus on multi-tenant industrial, office and retail real estate collateral with strong, stable tenancy, and strong, stable historical cash flow located in submarket locations with strong, stable demand. These loans generally have fixed interest rates for periods ranging from three to ten years and adjust thereafter based on an applicable indices and terms.  We may also offer adjustable rates with interest rates tied to a variety of independent indices. These loans generally have interest rate floors, payment caps, and prepayment fees. The loans are underwritten based on a variety of criteria, including an evaluation of the subject real estate collateral cash flow, the creditworthiness of the borrower and guarantors, the borrower’s ability to repay, loan-to-value and debt service coverage ratios, borrower liquidity and credit history. In addition, we perform stress testing for changes in interest rates, capitalization rates and other factors and review general economic trends such as lease rates, values and absorption rates. We typically require full recourse from the owners of the entities to which we make such loans.

CRE Construction Loans: CRE construction loans are provided to borrowers with extensive construction experience and are primarily focused on multifamily, commercial building and warehouse developments. These loans are custom tailored to fit the individual needs of each specific request. We typically consider CRE construction loan requests in the submarket locations where we have experience and offer permanent real estate loans. We may also offer bridge loans which are designed to fund a project for a short period of time until permanent financing can be arranged. Construction loans and bridge loans usually only require interest payments which are usually supported by an interest reserve established at the time the loan is originated. Construction loans typically are disbursed as construction progresses and are subject to inspection by third party experts. Construction loans, including bridge loans, carry a higher degree of risk because repayment of these loans is dependent, in part, on the successful completion of the project or, to a lesser extent, the ability of the borrower to refinance the loan or sell the property upon completion of the project, rather than the ability of the borrower or guarantor to repay principal and interest. Because of these factors, these loans require equity either as up-front cash equity in the project or equity in the value of the underlying property. These loans are typically secured by the underlying development and, even if we foreclose on the loan, we may be required to fund additional amounts to complete the project and may have to hold the property for an unspecified period of time while we attempt to dispose of it. CRE construction and bridge loans are secured by first liens on real property. These loans typically have adjustable rates with interest rates tied to a variety of independent indices. These loans generally have interest rate floors and payment caps. The loans are underwritten based on a variety of criteria, including an evaluation of the creditworthiness of the borrower and guarantors, the borrower’s ability to repay, loan to value and debt service coverage ratios, borrower liquidity and credit history. In addition, we perform stress testing for changes in interest rates and other factors and review general economic trends such as lease rates, values and absorption rates. We typically require full recourse from the owners of the entities to which we make such loans.

Residential Construction Lending

Loans originated by Residential Construction Lending include single family residential construction loans, lot acquisition loans and land development loans. Our residential construction loans are generally to experienced local developers with extensive track records in building single family homes. Our lot acquisition loans and land development loans are typically on entitled land, versus raw land, and are used to support our vertically integrated and experienced local developers who maintain inventory for building single family projects. Construction loans are disbursed as construction progresses. These loans require repayment as residences or lots are sold. The business is primarily sourced through our relationship managers with minimal direct marketing support.

We typically consider residential construction loan requests in the submarket locations where we have experience and a relationship manager is located. Construction loans, lot acquisition loans and land development loans usually only require interest payments which may be supported by an interest reserve established at the time the loan is originated. Construction loans typically are disbursed as construction progresses. Construction loans carry a higher degree of risk because repayment of these loans is dependent, in part, on the success of the ultimate project or, to a lesser extent, the ability of the borrower to sell the home or lots upon completion of the project. Because of these factors, these loans require equity either as up-front cash equity in the project or equity in the value of the underlying property. These loans are secured by the underlying real estate and improvements. In the event of a foreclosure on the loan, we may be required to fund additional amounts to complete the project and may have to hold the property for an unspecified period of time while we attempt to dispose of it. Residential Construction Lending loans are secured by first liens on real property. These loans generally have adjustable rates with interest rates tied to the Mechanics Bank’s prime lending rate. These loans generally have interest rate floors and payment caps. The loans are underwritten based on a variety of criteria, including an evaluation of the creditworthiness of the borrower and guarantors, the borrower’s ability to repay, loan to value and loan to cost ratios, borrower leverage and liquidity, credit history and guarantor support. In addition, we perform stress testing for changes in interest rates and other factors and review general economic trends such as values and absorption rates. We typically require full recourse from the owners of the entities to which we make such loans.

Private Banking

Loans originated by Private Banking include the partner loan program, personal lines of credit and investment management & trust lines of credit. Private Banking also originates mortgages and HELOCs, using the same product types, features, and pricing as Mortgage and Consumer Lending. Additionally, Private Banking also refers and originates certain Commercial Banking loans in partnership with the applicable business units.

Partner Loan Program (PLP): We make installment loans to assist newly promoted partners with their buy-in into a professional firm, such as a legal or accounting firm. The loan is made to an individual, with a guarantee from the firm. Loan amounts are offered up to $350,000 with terms of three, five, or seven years. The rate is based on prime, plus an additional rate component depending on the client’s deposit relationship with Mechanics Bank.

Personal Line of Credit (PLOC): We extend lines of credit to assist Private Banking clients with personal liquidity needs and management. Loan amounts are offered up to $300,000, with terms of three, five, or seven years. There is an initial draw period of 18 months, with the balance termed out over the remainder of the loan. The rate is based on prime, plus an additional rate component depending on the client’s deposit relationship with Mechanics Bank.

Investment Management & Trust Line of Credit (IMT LOC): We extend lines of credit to individuals secured by an investment account held and managed by Mechanics Bank’s wealth management department. Advances are limited to 65% of the account value. The rate is based on prime and renewed every two years.

Other

Through our retail branch network, we offer unsecured consumer installment loans and personal reserve accounts serving as overdraft lines of credit to our customers allowing them to meet short term cash flow needs. Installment loans are generally fixed rate loans made for terms ranging from one to three years. Personal reserve accounts are open ended lines of credit tied to a consumer checking account. The loans are underwritten based on a variety of criteria, including an evaluation of the creditworthiness and credit history of the borrower and guarantors, the borrower’s ability to repay, debt-to-income ratios, borrower liquidity and income verification.

Deposit Products and Services

FDIC-insured deposits represent our principal source of funds for making loans and acquiring other interest-earning assets. These deposits are serviced through our retail branch network, which currently includes 166 branches as of August 15, 2025. These retail branches serve as one of our primary contact points with our customers. These branches are typically staffed with three to six employees, including a branch manager who is responsible for servicing our existing customers and generating new business. As part of our asset-liability management strategy, we closely monitor customer deposit maturities and interest rate trends to effectively manage our cost of funds. Periodically, we introduce promotional rates to attract new clients and expand our deposit base. Our pricing approach is designed to align with our broader product and service offerings, enabling us to grow and retain client relationships without relying primarily on offering the highest rate in the market.

We offer a wide range of deposit products including personal, business and analyzed checking, savings accounts, individual retirement accounts, money market accounts, time certificates of deposit, and safe deposit boxes.

Our suite of specialty deposit services is tailored to deposit-rich industry segments, including real estate, escrow services, title, and property management. Additionally, we serve government entities and international clients with customized banking solutions designed to meet their unique operational needs. These niche offerings support our strategy to attract and retain stable, relationship-based deposits across diversified markets.

Treasury Management: Treasury Management products and services provide our customers the tools to bank with us conveniently without having the need to visit one of our offices and are necessary to attract complex commercial and specialty deposit clients. These products and services include automated bill payments, remote and mobile deposit capture, automated clearing house origination, wire transfer, lockbox, payee positive pay, and direct deposit. Mechanics Bank participates in the IntraFi Network, utilizing deposit placement services such as ICS and CDARS. These solutions are intended to optimize liquidity management while ensuring that large deposits remain fully eligible for FDIC insurance, enhancing flexibility for our clients.

Digital Banking: We provide online access to a comprehensive range of banking services for both consumer and business clients. This includes account management information reporting functions, transaction review and processing through our full suite of treasury management solutions. Additionally, our mobile banking platform extends these capabilities, offering convenient and secure 24/7 access.

Mergers and Acquisitions History

On April 30, 2015, pursuant to the terms of the Amended and Restated Offer to Purchase, dated December 15, 2014, by and among legacy Mechanics Bank and EB Acquisition Company, LLC, a majority of the voting shares of legacy Mechanics Bank was acquired by an affiliate of the Ford Financial Funds. Since the date thereof, legacy Mechanics Bank, and now Mechanics, has been a controlled company of the Ford Financial Funds.

Effective October 1, 2016, legacy Mechanics Bank completed its acquisition of California Republic Bancorp pursuant to a definitive agreement by and between Coast Acquisition Corporation, a wholly-owned subsidiary of legacy Mechanics Bank, and California Republic Bancorp, pursuant to which California Republic Bancorp was merged with and into legacy Mechanics Bank.

Effective June 1, 2018, legacy Mechanics Bank completed its acquisition of Scott Valley Bank pursuant to a definitive agreement by and between Gold Rush Acquisition Corporation, a wholly owned subsidiary of Ford Financial Fund II, L.P., legacy Mechanics Bank and Learner Financial Corporation, the bank holding company of Scott Valley Bank, pursuant to which Scott Valley Bank was merged with and into legacy Mechanics Bank.

Effective August 31, 2019, legacy Mechanics Bank completed its acquisition of Rabobank, N.A. pursuant to a definitive agreement by and between legacy Mechanics Bank and Rabobank International Holding B.V., pursuant to which Rabobank, N.A. was merged with and into legacy Mechanics Bank.

On September 2, 2025, the Company consummated the strategic reverse merger pursuant to the terms of the Merger Agreement, by and among the Company, HomeStreet Bank and legacy Mechanics Bank, whereby (i) legacy HomeStreet Bank merged with and into legacy Mechanics Bank, with legacy Mechanics Bank surviving the Merger and becoming a wholly-owned subsidiary of the Company and (ii), pursuant to the amended and restated articles of incorporation effective immediately before the Merger on September 2, 2025, the Company changed its name to “Mechanics Bancorp”. As a result of the Merger, the Company’s business became primarily the business conducted by legacy Mechanics Bank, and the combined company is run by the leadership team of legacy Mechanics Bank.

Regulation and Supervision of Mechanics

General

Mechanics is a financial holding company. As a financial holding company, which is a type of bank holding company, it is primarily regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Federal Reserve Bank of Dallas (the “Federal Reserve Bank,” and together with the Federal Reserve Board, the “Federal Reserve”). Mechanics Bank is a California state-chartered commercial bank. Mechanics Bank is subject to regulation, examination and supervision by the California Department of Financial Protection and Innovation (the “CDFPI”) and the Federal Deposit Insurance Corporation (the “FDIC”). Given that the assets of Mechanics Bank exceed $10 billion, Mechanics Bank is subject to additional regulation, examination and supervision of the Consumer Financial Protection Bureau (the “CFPB”).

Accordingly, we are subject to extensive regulation under federal and state laws and by various governmental and other regulatory authorities. The regulatory framework is intended primarily for the protection of customers and clients, and not for the protection of our stockholders or creditors. In many cases, the applicable regulatory authorities have broad enforcement power over bank holding companies, banks and their subsidiaries, including the power to impose substantial fines and other penalties for violations of laws and regulations. The following discussion provides an overview of certain elements of banking regulations that currently apply to Mechanics and Mechanics Bank and is not intended to be a complete list of all the activities regulated by the banking regulations. Rather, it is intended only to briefly summarize some material provisions of the statutes and regulations applicable to our businesses, and is qualified by reference to the statutory and regulatory provisions discussed.

New statutes, regulations and guidance are regularly considered that may change the regulatory framework applicable to financial institutions operating in our markets and in the United States generally. Any change in policies, legislation or regulation, including through interpretive decisions or enforcement actions, by any of our regulators, including the Federal Reserve, the CDFPI, FDIC and the CFPB or by any other government branch or agency with authority over us, could have a material impact on our operations.

Regulation Applicable to Mechanics and Mechanics Bank

Capital Requirements

Capital rules (the “Rules”) adopted by Federal banking regulators (including the Federal Reserve and the FDIC) generally recognize three components, or tiers, of capital: common equity Tier 1 capital, additional Tier 1 capital and Tier 2 capital. Common equity Tier 1 capital generally consists of retained earnings and common stock instruments (subject to certain adjustments), as well as accumulated other comprehensive income (“AOCI”) except to the extent that Mechanics and Mechanics Bank exercise a one-time irrevocable option to exclude certain components of AOCI. Mechanics made this election in 2015, and Mechanics Bank made this election in 2015. Additional Tier 1 capital generally includes non-cumulative preferred stock and related surplus subject to certain adjustments and limitations. Tier 2 capital generally includes certain capital instruments (such as subordinated debt) and portions of the amounts of the allowance for credit losses, subject to certain requirements and deductions. The term “Tier 1 capital” means common equity Tier 1 capital plus additional Tier 1 capital, and the term “total capital” means Tier 1 capital plus Tier 2 capital.

The Rules generally measure an institution’s capital using four capital measures or ratios. The common equity Tier 1 capital ratio is the ratio of the institution’s common equity Tier 1 capital to its total risk-weighted assets. The Tier 1 risk-based capital ratio is the ratio of the institution’s Tier 1 capital to its total risk-weighted assets. The total risk-based capital ratio is the ratio of the institution’s total capital to its total risk-weighted assets. The Tier 1 leverage ratio is the ratio of the institution’s Tier 1 capital to its average total consolidated assets. To determine risk-weighted assets, assets of an institution are generally placed into a risk category as prescribed by the regulations and given a percentage weight based on the relative risk of that category. An asset’s risk-weighted value will generally be its percentage weight multiplied by the asset’s value as determined under generally accepted accounting principles. In addition, certain off-balance-sheet items are converted to balance-sheet credit equivalent amounts, and each amount is then assigned to one of the risk categories. An institution’s federal regulator may require the institution to hold more capital than would otherwise be required under the Rules if the regulator determines that the institution’s capital requirements under the Rules are not commensurate with the institution’s credit, market, operational or other risks.

To be adequately capitalized both Mechanics and Mechanics Bank are required to have a common equity Tier 1 capital ratio of at least 4.5% or more, a Tier 1 leverage ratio of 4.0% or more, a Tier 1 risk-based ratio of 6.0% or more and a total risk-based ratio of 8.0% or more. In addition to the preceding requirements both Mechanics and Mechanics Bank, are required to maintain a “conservation buffer,” consisting of common equity Tier 1 capital, which is at least 2.5% above each of the required minimum levels. An institution that does not meet the conservation buffer will be subject to restrictions on certain activities including payment of dividends, stock repurchases and discretionary bonuses to executive officers.

The Rules also prescribe the methods for calculating certain risk-based assets and risk-based ratios. Higher or more sensitive risk weights are assigned to various categories of assets, among which are credit facilities that finance the acquisition, development or construction of real property, certain exposures or credits that are 90 days past due or are nonaccrual, foreign exposures, certain corporate exposures, securitization exposures, equity exposures and in certain cases mortgage servicing rights and deferred tax assets.

Bank Secrecy Act and USA PATRIOT Act

Mechanics and Mechanics Bank are subject to the Bank Secrecy Act, as amended by the USA PATRIOT Act, which gives the federal government powers to address money laundering and terrorist threats through enhanced domestic security measures, expanded surveillance powers by imposing mandatory recordkeeping and reporting obligations, as well as obligations to prevent and detect money laundering on financial institutions. By way of example, the Bank Secrecy Act imposes an affirmative obligation on Mechanics Bank to report currency transactions that exceed certain thresholds, to report other transactions determined to be suspicious, and to maintain an anti-money laundering compliance program. The Bank Secrecy Act requires financial institutions, including Mechanics Bank, to meet certain customer due diligence requirements, including obtaining and verifying certain identity information on its customers, understanding the customers’ intended and actual use of Mechanics Bank’s services, and obtaining a certification from the individual opening the account on behalf of the legal entity that identifies the beneficial owner(s) of the entity and to conduct enhanced due diligence on certain types of customers. The purpose of customer due diligence requirements is to enable Mechanics Bank to form a reasonable belief it knows the true identity if its customers and to be able to understand the types of transactions in which a customer is likely to engage, which should in turn assist in identifying when transactions that could require reporting pursuant to obligations to report suspicious activity.

Like all United States companies and individuals, Mechanics and Mechanics Bank are prohibited from transacting business with certain individuals and entities named on the U.S. Department of the Treasury’s Office of Foreign Asset Control’s (“OFAC”) list of Specially Designated Nationals and Blocked Persons. Prohibitions also include conducting business involving jurisdictions targeted by OFAC for comprehensive, embargo-type sanctions, such as Cuba, Iran,, North Korea, and certain of the Russia-occupied areas of Ukraine, as well as conducting certain other limited types of transactions with persons listed on additional lists of sanctions targets maintained by OFAC. Failure to comply may result in fines and other penalties. OFAC has issued guidance directed at financial institutions, including guidance regarding the recommended elements of OFAC compliance programs, and Mechanics‘ regulators generally examine Mechanics for compliance with OFAC’s substantive prohibitions as well as OFAC’s compliance program guidance.

Compensation Policies

Compensation policies and practices at Mechanics and Mechanics Bank are subject to regulations and policies by their respective banking regulators, as well as the SEC and NASDAQ. These regulations and policies are generally intended to prohibit excessive compensation and to help ensure that incentive compensation policies do not encourage imprudent risk-taking and are consistent with the safety and soundness of the financial institution. In certain cases, compensation payments may have to be returned by the recipient to the financial institution. In addition, FDIC regulations restrict our ability to make certain “golden parachute” and “indemnification” payments. As a public company, Mechanics is subject to various rules regarding disclosure of compensation payments and policies as well as providing its shareholders certain non-binding votes relating to Mechanics’ disclosed compensation practices.

Regulation of Mechanics

General

Mechanics, which owns all of the outstanding capital stock of Mechanics Bank, is a financial holding company  registered under the federal Bank Holding Company Act of 1956, as amended (the “BHC Act”). As a financial holding company, Mechanics is subject to Federal Reserve regulations, examinations, supervision and reporting requirements relating to bank holding companies. Among other things, the Federal Reserve is authorized to restrict or prohibit activities that are determined to be a serious risk to the financial safety, soundness or stability of a subsidiary bank. Mechanics is also required to file with the Federal Reserve an annual report and such other additional information as the Federal Reserve may require pursuant to the BHC Act. The Federal Reserve also examines Mechanics and each of its subsidiaries. Mechanics is subject to risk-based capital requirements adopted by the Federal Reserve, which are substantially identical to those applicable to Mechanics Bank, and which are described below. Since Mechanics Bank is chartered under California law, the CDFPI has authority to regulate, examine and receive reports from Mechanics relating to its conduct affecting Mechanics Bank.

Capital and Source of Strength

Under the Dodd Frank Act, Mechanics is subject to certain capital requirements and required to act as a “source of strength” for Mechanics Bank, including by mandating that capital requirements be countercyclical so that the required amount of capital increases in times of economic expansion and decreases in times of economic contraction, consistent with safety and soundness.

Restrictions Applicable to Bank Holding Companies

Federal law generally prohibits, except with the prior approval of the Federal Reserve (or pursuant to certain exceptions):
•	for any action to be taken that causes any company to become a bank holding company;
•	for any action to be taken that causes a bank to become a subsidiary of a bank holding company;
•
for any bank holding company to acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, such company will directly or indirectly own or control more than five percent of the voting shares of such bank;

•	for any bank holding company or subsidiary thereof, other than a bank, to acquire all or substantially all of the assets of a bank; or
•	for any bank holding company to merge or consolidate with any other bank holding company.

In evaluating applications by holding companies to acquire depository institutions or holding companies, the Federal Reserve must consider the financial and managerial resources and future prospects of the company and the institutions involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community, compliance with applicable anti-money laundering laws and competitive factors. In addition, nonbank acquisitions by a bank holding company are generally limited to the acquisition of up to five percent of the outstanding share of any class of voting securities of a company, unless the Federal Reserve has previously determined that the nonbank activities are closely related to banking or prior approval is obtained from the Federal Reserve.

Expansion Activities

The BHC Act requires a bank holding company to obtain the prior approval of the Federal Reserve before merging with another bank holding company, acquiring substantially all the assets of any bank or bank holding company, or acquiring directly or indirectly any ownership or control of more than five percent of the voting shares of any bank. In addition, the prior approval of the FDIC and CDFPI is required for a California state-chartered bank to merge with another bank or purchase the assets or assume the deposits of another bank. In determining whether to approve a proposed bank acquisition, bank regulators will consider, among other factors, the effect of the acquisition on competition, the public benefits expected to be received from the acquisition, the projected capital ratios and levels on a post-acquisition basis, and the acquiring institution’s record of addressing the credit needs of the communities it serves.

Acquisition of Control

Two statutes, the BHC Act and the Change in Bank Control Act, together with regulations promulgated thereunder, require federal regulatory review before any company may acquire “control” of a bank or a bank holding company. Transactions subject to the BHC Act are exempt from Change in Bank Control Act requirements. Under the BHC Act, control is deemed to exist if a company acquires 25% or more of any class of voting securities of a bank holding company, controls the election of a majority of the members of the board of directors or exercises a controlling influence over the management or policies of a bank or bank holding company. On January 30, 2020, the Federal Reserve issued a final rule (which became effective September 30, 2020) that clarified and codified the Federal Reserve’s standards for determining whether one company has control over another. The final rule established four categories of tiered presumptions of noncontrol, each of which may be rebutted, based on the percentage of voting shares held by the investor (i.e., less than 5%, 5-9.9%, 10-14.9% and 15-24.9%) and the presence of other indicia of control. As the percentage of ownership increases, fewer indicia of control are permitted without falling outside of the presumption of noncontrol. These indicia of control include nonvoting equity ownership, director representation, management interlocks, business relationship, solicitation of proxies to replace more than the permitted number of directors and limiting contractual rights. Under the final rule, investors can hold up to 24.9% of the voting securities and up to 33% of the total equity of a company without necessarily having a controlling influence.

Under the federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve if any person (including a company), or group acting in concert, seeks to acquire “control” of a bank holding company. An acquisition of control can occur upon the acquisition of 10.0% or more of the voting stock of a bank holding company or as otherwise defined by the Federal Reserve. Under the Change in Bank Control Act, the Federal Reserve has 60 days from the filing of a complete notice to act, unless extended, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control can also exist if an individual or company has, or exercises, directly or indirectly or by acting in concert with others, a controlling influence over a bank. California law also imposes certain limitations on the ability of persons and entities to acquire control of a banking institution and controlling persons and entities of such institution based on factors including, among others, competitive effects, financial stability of the subject banking institutions, managerial experience of the acquirer and the fairness of the proposed acquisition with respect to depositors, creditors and shareholders of the subject banking institution.

Dividends

Under Washington law, Mechanics is generally permitted to make a distribution, including payments of dividends, only if, after giving effect to the distribution, in the judgment of the board of directors, (1) Mechanics would be able to pay its debts as they become due in the ordinary course of business and (2) Mechanics’ total assets would at least equal the sum of its total liabilities plus the amount that would be needed if Mechanics were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. In addition, it is the policy of the Federal Reserve that bank holding companies generally should pay dividends only out of net income generated over the past year and only if the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality and overall financial condition. The policy also provides that bank holding companies should not maintain a level of cash dividends that places undue pressure on the capital of its subsidiary bank or that may undermine its ability to serve as a source of strength. The Federal Reserve has the authority to place additional restrictions and limits on payment of dividends. Capital rules, as well as regulatory policy, impose additional requirements on the ability of Mechanics to pay dividends.

Regulation and Supervision of Mechanics Bank

General

As a commercial bank chartered under the laws of the State of California, Mechanics Bank is subject to applicable provisions of California law and regulations of the CDFPI. As a state-chartered commercial bank, Mechanics Bank’s primary federal regulator is the FDIC. It is subject to regulation and examination by the CDFPI and the FDIC, as well as enforcement actions initiated by the WDFI and the FDIC, and its deposits are insured by the FDIC.

California Banking Regulation

As a California bank, Mechanics Bank’s operations and activities are substantially regulated by California law and regulations, which govern, among other things, Mechanics Bank’s ability to take deposits and pay interest, make loans on or invest in residential and other real estate, make consumer and commercial loans, invest in securities, offer various banking services to its customers and establish branch offices.

California law also governs numerous corporate activities relating to Mechanics Bank, including Mechanics Bank’s ability to pay dividends, to engage in merger activities and to amend its articles of incorporation, as well as limitations on change of control of Mechanics Bank. Under California law, Mechanics Bank, or any majority owned subsidiary of Mechanics Bank, generally may not declare a cash dividend on its capital stock in an amount that exceeds the lesser of the retained earnings of Mechanics Bank or the net income of Mechanics Bank in the last three fiscal years, less the amount of any distributions made by Mechanics Bank or any majority owned subsidiary of Mechanics Bank to shareholders of Mechanics Bank. This restriction is in addition to restrictions imposed by federal law. Mergers involving Mechanics Bank and sales or acquisitions of its branches are generally subject to the approval of the CDFPI. No person or entity may acquire control of Mechanics Bank unless the Commissioner of the CDFPI has approved such acquisition of control. California law defines “control” of an entity to mean the ownership, directly or indirectly, of shares or equity securities possessing more than 50% of the voting power of the entity. Amendments to Mechanics Bank’s articles of incorporation, including certain amendments in connection with a merger, require the approval and endorsement of the CDFPI.

Mechanics Bank is subject to periodic examination by and reporting requirements of the CDFPI, as well as enforcement actions initiated by the CDFPI. The CDFPI’s enforcement powers include the suspension or revocation of the license of Mechanics Bank, the possession of properties of Mechanics Bank and the imposition of civil penalties. The CDFPI has authority to place Mechanics Bank under supervisory direction or to take possession of Mechanics Bank and to appoint the FDIC as receiver.

Insurance of Deposit Accounts and Regulation by the FDIC

The FDIC is Mechanics Bank’s principal federal bank regulator. As such, the FDIC is authorized to conduct examinations of, and to require reporting by Mechanics Bank. The FDIC may prohibit Mechanics Bank from engaging in any activity determined by law, regulation or order to pose a serious risk to the institution, and may take a variety of enforcement actions in the event Mechanics Bank violates a law, regulation or order or engages in an unsafe or unsound practice or under certain other circumstances. The FDIC also has the authority to appoint itself as receiver of Mechanics Bank or to terminate Mechanics Bank’s deposit insurance if it were to determine that Mechanics Bank has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

Mechanics Bank is a member of the Deposit Insurance Fund (the “DIF”) administered by the FDIC, which insures customer deposit accounts. The amount of federal deposit insurance coverage is $250,000, per depositor, for each account ownership category at each depository institution. The $250,000 amount is subject to periodic adjustments. In order to maintain the DIF, member institutions, such as Mechanics Bank, are assessed insurance premiums, which are now based on an insured institution’s average consolidated assets less tangible equity capital.

Each institution is provided an assessment rate, which is generally based on the risk that the institution presents to the DIF. FDIC assessment rates for large institutions, which are banks with $10 billion or more in assets and include Mechanics Bank, are determined by a scorecard method. The initial base assessment rate for large institutions, based on rates effective January 1, 2023, can range from 5 to 32 basis points. However, adjustments can further impact the final assessment rate. In the future, if the reserve ratio reaches certain levels, these assessment rates will generally be lowered.

Prompt Corrective Action Regulations

Section 38 of the Federal Deposit Insurance Act establishes a framework of supervisory actions for insured depository institutions that are not adequately capitalized, also known as “prompt corrective action” regulations. All of the federal banking agencies have promulgated substantially similar regulations to implement a system of prompt corrective action. As modified by the Rules, the framework establishes five capital categories; under the Rules, a bank is:
•
“well capitalized” if it has a total risk-based capital ratio of 10.0% or more, a Tier 1 risk-based capital ratio of 8.0% or more, a common equity Tier 1 risk-based ratio of 6.5% or more, and a leverage capital ratio of 5.0% or more, and is not subject to any written agreement, order or capital directive to meet and maintain a specific capital level for any capital measure;

•
“adequately capitalized” if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 6.0% or more, a common equity Tier 1 risk-based ratio of 4.5% or more, and a leverage capital ratio of 4.0% or more;

•
“undercapitalized” if it has a total risk-based capital ratio less than 8.0%, a Tier 1 risk-based capital ratio less than 6.0%, a common equity risk-based ratio less than 4.5% or a leverage capital ratio less than 4.0%;

•
“significantly undercapitalized” if it has a total risk-based capital ratio less than 6.0%, a Tier 1 risk-based capital ratio less than 4.0%, a common equity risk-based ratio less than 3.0% or a leverage capital ratio less than 3.0%; and

•	“critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

A bank that, based upon its capital levels, is classified as “well capitalized,” “adequately capitalized” or “undercapitalized” may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for a hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment.

At each successive lower capital category, an insured bank is subject to increasingly severe supervisory actions. These actions include, but are not limited to, restrictions on asset growth, interest rates paid on deposits, branching, allowable transactions with affiliates, ability to pay bonuses and raises to senior executives and pursuing new lines of business. Additionally, all “undercapitalized” banks are required to implement capital restoration plans to restore capital to at least the “adequately capitalized” level, and the FDIC is generally required to close “critically undercapitalized” banks within a 90-day period.

Limitations on Transactions with Affiliates

Transactions between Mechanics Bank and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of Mechanics Bank is any company or entity that controls, is controlled by or is under common control with Mechanics Bank but which is not a subsidiary of Mechanics Bank. Mechanics and its nonbank subsidiaries are affiliates of Mechanics Bank. Generally, Section 23A limits the extent to which Mechanics Bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of Mechanics Bank’s capital stock and surplus, and imposes an aggregate limit on all such transactions with all affiliates in an amount equal to 20.0% of such capital stock and surplus. Section 23B applies to “covered transactions” as well as certain other transactions and requires that all transactions be on terms substantially the same, or at least as favorable to Mechanics Bank, as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to an affiliate, the purchase of or investment in the securities issued by an affiliate, the purchase of assets from an affiliate, the acceptance of securities issued by an affiliate as collateral security for a loan or extension of credit to any person or company, the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate, or certain transactions with an affiliate that involves the borrowing or lending of securities and certain derivative transactions with an affiliate.

In addition, Sections 22(g) and (h) of the Federal Reserve Act place restrictions on loans, derivatives, repurchase agreements and securities lending to executive officers, directors and principal shareholders of Mechanics and its affiliates.

Standards for Safety and Soundness

The federal banking regulatory agencies have prescribed, by regulation, a set of guidelines for all insured depository institutions prescribing safety and soundness standards. These guidelines establish general standards for internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings standards, compensation, fees and benefits. In general, the guidelines require appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines before capital becomes impaired. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal shareholder.

Each insured depository institution must implement a comprehensive written information security program that includes administrative, technical and physical safeguards appropriate to the institution’s size and complexity and the nature and scope of its activities. The information security program also must be designed to ensure the security and confidentiality of customer information, protect against any unanticipated threats or hazards to the security or integrity of such information, protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer and ensure the proper disposal of customer and consumer information. Each insured depository institution must also develop and implement a risk-based response program to address incidents of unauthorized access to customer information in customer information systems. If the Federal Reserve or FDIC determines that Mechanics or Mechanics Bank fails to meet any standard prescribed by the guidelines, it may require Mechanics or Mechanics Bank to submit an acceptable plan to achieve compliance with the standard.

Risk Retention

The Dodd-Frank Act requires that, subject to certain exemptions, securitizers of mortgage and other asset-backed securities retain not less than five percent of the credit risk of the mortgages or other assets and that the securitizer not hedge or otherwise transfer the risk it is required to retain. Generally, the implemented regulations provide various ways in which the retention of risk requirement can be satisfied and also describe exemptions from the retention requirements for various types of assets, including mortgages.

Activities and Investments of Insured State-Chartered Financial Institutions

Federal law generally prohibits FDIC-insured state banks from engaging as a principal in activities, and from making equity investments, other than those that are permissible for national banks. An insured state bank is not prohibited from, among other things, (1) acquiring or retaining a majority interest in certain subsidiaries, (2) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed two percent of the bank’s total assets, (3) acquiring up to 10.0% of the voting stock of a company that solely provides or reinsures directors’, trustees’ and officers’ liability insurance coverage or bankers’ blanket bond group insurance coverage for insured depository institutions or (4) acquiring or retaining the voting shares of a depository institution if certain requirements are met.

Under California law, the Commissioner of the CDFPI may issue regulations to authorize a state-chartered financial institution to conduct an activity allowed for a federal institution unless such activity is expressly prohibited by state law.

Reserve Requirements

Mechanics Bank is subject to Federal Reserve regulations pursuant to which depository institutions may be required to maintain non-interest-earning reserves against their deposit accounts and certain other liabilities. Reserves must be maintained against transaction accounts (primarily negotiable order of withdrawal and regular checking accounts). Currently, however, the Federal Reserve is not requiring banks to maintain any reserve amount.

Federal Home Loan Bank System

The Federal Home Loan Bank system consists of 11 regional Federal Home Loan Banks. Among other benefits, each of these serves as a reserve or central bank for its members within its assigned region. Each of the Federal Home Loan Banks makes available loans or advances to its members in compliance with the policies and procedures established by its board of directors. Mechanics Bank is a member of the Federal Home Loan Bank of San Francisco (the “San Francisco FHLB”). As a member of the San Francisco FHLB, Mechanics Bank is required to own stock in the San Francisco FHLB.

Community Reinvestment Act of 1977

Banks are subject to the provisions of the Community Reinvestment Act of 1977 (the “CRA”), which requires the appropriate federal bank regulatory agency to assess a bank’s record in meeting the credit needs of the assessment areas serviced by the bank, including low and moderate income neighborhoods. The regulatory agency’s assessment of the bank’s record is made available to the public. Further, these assessments are considered by regulators when evaluating mergers, acquisitions and applications to open or relocate a branch or facility. Mechanics Bank currently has a rating of “Satisfactory” under the CRA.

Dividends

Dividends from Mechanics Bank constitute an important source of funds for dividends that may be paid by Mechanics to shareholders. The amount of dividends payable by Mechanics Bank to Mechanics depends upon Mechanics Bank’s earnings and capital position and is limited by federal and state laws. Under California law, a bank, or any majority owned subsidiary of a bank, is generally prohibited from making any distribution in an amount that exceeds the lesser of the retained earnings of a bank or the net income of a bank in the last three fiscal years, less the amount of any distributions made by a bank or any majority owned subsidiary of a bank to shareholders of a bank. Notwithstanding this restriction, a bank may, with the prior approval of the Commissioner of the CDFPI, make a distribution to its shareholder by means of redeeming its redeemable shares and, with the prior approval of its outstanding shares and of the Commissioner of the CDFPI, make a distribution to its shareholders in connection with a reduction of its contributed capital.

Consumer Protection Laws and Regulations and Regulation by the CFPB

The Dodd-Frank Act created the CFPB, an independent bureau that is responsible for regulating consumer financial products and services under federal consumer financial laws. The CFPB has broad rulemaking authority with respect to such laws and exclusive examination and primary enforcement authority with respect to banks and their subsidiaries with consolidated assets of more than $10 billion. Accordingly, Mechanics Bank is subject to ongoing supervision, examination, loan portfolio review and other enhanced supervision by the CFPB. Mechanics Bank is also required to provide information to the CFPB on a quarterly basis and will be subject to periodic examinations by the CFPB regarding compliance with consumer laws and regulations.

Mechanics Bank and its affiliates are subject to a broad array of federal and state consumer protection laws and regulations that govern almost every aspect of its business relationships with consumers. Although this list is not exhaustive, these include the Truth-in-Lending Act, the Truth in Savings Act, the Electronic Fund Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Secure and Fair Enforcement in Mortgage Licensing Act, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Service Members’ Civil Relief Act, the Right to Financial Privacy Act, the Gramm-Leach-Bliley Act, the Home Ownership and Equity Protection Act, the Consumer Leasing Act, the Fair Credit Billing Act, the Homeowners Protection Act, the Check Clearing for the 21st Century Act, laws governing flood insurance, laws governing consumer protections in connection with the sale of insurance, federal and state laws prohibiting unfair and deceptive business practices, foreclosure laws and various regulations that implement some or all of the foregoing. The Federal Reserve also promulgated regulations limiting the amount of debit interchange fees that large bank issuers may charge or receive on their debit card transactions.

These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits, making loans, collecting loans and providing other services. Failure to comply with these laws and regulations can subject Mechanics Bank to various penalties, including but not limited to, enforcement actions, injunctions, fines, civil money penalties, civil liability, criminal penalties, punitive damages and the loss of certain contractual rights. Mechanics Bank has a compliance governance structure in place to help ensure its compliance with these requirements.

Privacy. Under the Gramm-Leach-Bliley Act, financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing nonpublic personal financial information with nonaffiliated third parties except under narrow circumstances, such as the processing of transactions requested by the consumer or when the financial institution is jointly sponsoring a product or service with a nonaffiliated third-party. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third-party for use in telemarketing, direct mail marketing or other marketing to consumers. Mechanics Bank and all of its subsidiaries have established policies and procedures to comply with the privacy provisions of the Gramm-Leach-Bliley Act.

Brokered Deposits. Under FDICIA, banks may be restricted in their ability to accept brokered deposits, depending on their capital classification. “Well capitalized” banks are permitted to accept brokered deposits, but banks that are not “well capitalized” are not permitted to accept such deposits. The FDIC may, on a case-by-case basis, permit banks that are “adequately capitalized” to accept brokered deposits if the FDIC determines that acceptance of such deposits would not constitute an unsafe or unsound banking practice with respect to such bank. Pursuant to a provision in EGRRCPA, the FDIC published a final rule on February 4, 2019 excepting a capped amount of reciprocal deposits from being considered as brokered deposits for certain insured depository institutions. On December 15, 2020, the FDIC also approved a final rule intended to modernize the FDIC’s framework for regulating brokered deposits and ensure the classification of a deposit appropriately reflects changes in the banking landscape. The final rule is also intended to modify the interest rate restrictions applicable to certain depository institutions and clarify the application of the brokered deposit requirements to non-maturity deposits. The final rule became effective on April 1, 2021, but full compliance was not required during a transitionary period ending January 1, 2022. Effective January 1, 2022, we continued to treat deposits swept to the Bank from the broker-dealer segment as non-brokered with the cost of these sweep deposits being based on a current market rate of interest rather than a per account fee. As of June 30, 2025, Mechanics Bank was “well capitalized” and therefore not subject to any limitations with respect to its brokered deposits.

On July 30, 2024, the FDIC approved a proposed rule to further revise brokered deposit regulations based on the FDIC’s experience since the adoption of the 2020 final rule and the bank failures in 2023. The 2024 proposal aims to simplify the definition of “deposit broker,” eliminate the “exclusive deposit placement arrangement” exception, and revise the interpretation of the primary purpose exception (“PPE”) to consider the third party’s intent in placing customer funds at a particular insured depository institution. In addition, the proposed rule would allow only insured depository institutions to file notices and applications for PPEs, revise the “25 percent test” designated business exception for a PPE to be available only to broker-dealers and investment advisers and only if less than 10% of the total assets that the broker-dealer or investment adviser has under management for its customers is placed at one or more IDIs, eliminate the enabling transactions designated business exception, and clarify when an insured depository institution that has lost its agent institution status can regain that status for purposes of the limited exception for reciprocal deposits.

Check Clearing for the 21st Century Act. The Check Clearing for the 21st Century Act gives “substitute checks,” such as a digital image of a check and copies made from that image, the same legal standing as the original paper check.

Legal Proceedings

We are periodically party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to our business. We do not believe that there is any pending or threatened proceeding against us which, if determined adversely, would have a material adverse effect on our consolidated financial position, liquidity or results of operations.

Competition

We encounter strong competition both in making loans and in attracting deposits. The deregulation of the banking industry and the widespread enactment of state laws that permit multi-bank holding companies, as well as an increasing level of interstate banking, have created a highly competitive environment for commercial banking.   We compete with national, regional and community banks within the various markets where we operate. We also face competition from many other types of financial institutions, including savings and loan associations, savings banks, finance companies and credit unions. A number of these banks and other financial institutions have substantially greater resources and lending limits, larger branch systems and a wider array of banking services than we do. We also compete with other providers of financial services, such as money market mutual funds, brokerage and investment banking firms, consumer finance companies, pension trusts, governmental organizations and, increasingly, fintech companies, each of which may offer more favorable financing than we are able to provide. In addition, some of our non-bank competitors are not subject to the same extensive regulations that we are. The banking business in California and other markets in which we operate has remained competitive over the past several years, and we expect the level of competition we face to further increase. Competition for deposits and in providing lending products and services to consumers and businesses in our market area continues to be competitive and pricing is important.

Other factors encountered in competing for savings deposits are convenient office locations, interest rates and fee structures of products offered. Direct competition for savings deposits also comes from other commercial bank and thrift institutions, money market mutual funds and corporate and government securities that may offer more attractive rates than insured depository institutions are willing to pay. Competition for loans is based on factors such as interest rates, loan origination fees and the range of services offered by the provider. Our profitability depends on our ability to compete effectively in these markets. This competition may reduce or limit our margins on banking services, reduce our market share and adversely affect its results of operations and financial condition. Our mortgage origination business faces vigorous competition from banks and other financial institutions, including large financial institutions as well as independent mortgage banking companies, commercial banks, savings banks and savings and loan associations.

Overall, competition among providers of financial products and services continues to increase as technological advances, including the rise of artificial intelligence and automation, have lowered the barriers to entry for financial technology companies, with consumers having the opportunity to select from a growing variety of traditional and nontraditional alternatives, including online checking, savings and brokerage accounts, online lending, online insurance underwriters, crowdfunding, digital wallets, and money transfer services. The ability of non-banking financial institutions to provide services previously limited to commercial banks has intensified competition. Because non-banking financial institutions are not subject to many of the same regulatory restrictions as banks and bank holding companies, they can often operate with greater flexibility and lower cost structures.

Human Capital Management

Our success is dependent, to a large degree, upon the continued service and skills of our management team and other key employees with long-term customer relationships. Our continued success and growth depend in large part on the efforts of these key personnel and our ability to attract, motivate and retain highly qualified senior and middle management and other skilled employees to complement our core senior management team. Our business and growth strategies rely upon our ability to retain employees with experience and business relationships.

Employee Headcount

As of August 15, 2025, we (through legacy Mechanics Bank and legacy HomeStreet Bank) employed 2,118 employees across our geographic footprint, 92% of which are classified as full-time. None of our employees are covered by a collective bargaining agreement. Our employee turnover rate was 21% for the year ended December 31, 2024.

Compensation of Employees

As part of our goal of providing high-quality banking and financial services to our customers while creating a positive impact in the local communities in which we do business, we designed our compensation program with the intention of attracting and retaining highly qualified employees. To incentivize our employees, we use a mix of base salary, cash-based short-term incentive plans, defined contributions to the 401(k) plan for participating employees, and equity based long-term incentive compensation for key employees. Employee performance is considered, evaluated and discussed through regular performance check-ins between manager and direct report.

We have a variety of group benefit programs designed to provide our employees with health and wellness benefits, financial benefits in the event of planned or unplanned expenses, or losses relating to illness, disability, death, to help plan for retirement, and deal with job-related or personal problems.

Employee Training and Development

As part of our employee development program, we provide a variety of training and educational opportunities to help our employees and develop their professional skills. In addition to third party training and education opportunities, we use an online learning management system to create, assign, and track compliance and professional development learning programs across many topical areas such as banking, mortgage and regulatory education, technology training, development of strong customer relationship and customer service skills.

Employee Community Involvement

We are committed to our communities, and as part of that commitment we support the active involvement of our employees in supporting their communities. Employees are given time off to volunteer for community organizations, and when employees make a substantial commitment of time to a particular organization, Mechanics offers an additional financial contribution to those organizations in recognition of the commitment of our employees. We also create active partnerships with local organizations, and our employees provide leadership, educational support, hands-on service, expertise, and financial support to those organizations. We focus primarily on organizations within the scope of the CRA that provide support for housing, basic needs, and economic development for those of low and moderate income.

Where You Can Obtain Additional Information

We file annual, quarterly, current and other reports with the Securities and Exchange Commission (the “SEC”). We make available free of charge on or through our website http://www.mechanicsbank.com all of these reports (and all amendments thereto), as soon as reasonably practicable after we file these materials with the SEC. Please note that the contents of our website do not constitute a part of our reports, and those contents are not incorporated by reference into any of our securities filings. The SEC’s website, www.sec.gov, contains reports, proxy and information statements, and other information that we file or furnish electronically with the SEC.